Exhibit 99.1
ASGN Incorporated Reports Second Quarter 2023 Results
Results Met or Exceeded Previously Announced Estimates

July 26, 2023

RICHMOND, VA.— (BUSINESS WIRE) -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and solutions, including technology and creative digital marketing, across the commercial and government sectors, reported financial results for the quarter ended June 30, 2023.

Q2 2023 Highlights

•Revenues were $1.1 billion
•Net income was $60.1 million
•Adjusted EBITDA (a non-GAAP measure) was $135.2 million (12.0 percent of revenues)
•Operating cash flows were $112.5 million and Free Cash Flow (a non-GAAP measure) was $101.3 million
•Full availability under the $460.0 million Senior Secured Revolving Credit Facility
•Repurchased 836,257 shares of the Company's common stock for $57.6 million

IT Consulting Revenues - 53.1 percent of total revenues, up from 45.0 percent in the second quarter of 2022

Commercial Segment Consulting -
•Revenues were $281.1 million, up 26.5 percent year-over-year
•New bookings for the trailing-twelve-month period ("TTM") over $1.3 billion and book-to-bill ratio was 1.2 to 1

Federal Government Segment - New awards for the TTM were $1.1 billion and book-to-bill ratio was 0.9 to 1

Management Commentary

“ASGN’s results for the second quarter of 2023 were in line with our expectations. Revenues of $1.1 billion were above the midpoint of our guidance range and supported by growth in our high-end, higher-value commercial and federal consulting businesses,” said ASGN Chief Executive Officer, Ted Hanson. “This revenue strength was offset by the anticipated softness in the more discretionary and cyclical portions of our assignment services. From a margin perspective, Adjusted EBITDA margin of 12.0 percent was above the top-end of our guidance range, driven by growth in commercial consulting as well as the benefits of our variable cost structure and effective expense management.”

Mr. Hanson continued, “While macro conditions remain challenging, we continue to see demand for our IT services and solutions. This is particularly evident in the strength of our consulting bookings for the quarter. Maintaining the necessary qualifications to win new work in leading solutions areas, from cloud and cybersecurity to artificial intelligence, along with our ability to adapt and evolve with our clients’ needs remains critical. Our resilient operating model supported by key business stabilizers will continue to drive our future performance."

Second Quarter 2023 Financial Results - Summary

	Three Months Ended
(In millions, except per share data)	Q2 2023	Q2 2022	Q1 2023
Revenues
Commercial Segment	$811.3	$850.6	$832.1
Federal Government Segment	319.6	291.2	296.7
	1,130.9	1,141.8	1,128.8

Gross Margin
Commercial Segment	32.2%	33.1%	31.5%
Federal Government Segment	20.5%	21.4%	21.6%
Consolidated	28.9%	30.1%	28.9%

Income from continuing operations	$60.1	$72.6	$49.5
Loss from discontinued operations	—	(0.1)	—
Net Income	$60.1	$72.5	$49.5

Earnings per share - Diluted
Continuing operations	$1.22	$1.41	$0.99
Discontinued operations	—	—	—
	$1.22	$1.41	$0.99

Non-GAAP Financial Measures
Adjusted Net Income	$78.2	$88.0	$68.7
Adjusted Net Income per diluted share	$1.59	$1.71	$1.38
Adjusted EBITDA	$135.2	$144.0	$123.5
Adjusted EBITDA margin	12.0%	12.6%	10.9%

__________
Notes:
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.

Consolidated revenues for the second quarter of 2023 were down 1.0 percent over the second quarter of 2022. Revenues for the second quarter of 2023 included approximately $52.9 million from businesses acquired in the past 12 months.

Revenues from the Commercial Segment (71.7 percent of total revenues) were down 4.6 percent year-over-year. Consulting services revenues were $281.1 million (34.6 percent of the segment's revenues), up 26.5 percent year-over-year. Excluding the contribution from GlideFast of $27.7 million, consulting services revenues were up 14.1 percent. Assignment revenues totaled $530.2 million (65.4 percent of the segment's revenues), down 15.6 percent year-over-year.

Revenues from the Commercial Segment's IT services and solutions division accounted for 86.0 percent of the segment's revenues, down 1.3 percent year-over-year, with double-digit growth in consulting services, offset by a decline in assignment revenues. The segment's more discretionary and cyclical services, creative digital marketing and permanent placement, accounted for 14.0 percent of the segment's revenues and were down 21.0 percent year-over-year.

Revenues from the Federal Government Segment (28.3 percent of revenues) were up 9.8 percent year-over-year. Excluding the contribution from Iron Vine of $25.2 million, revenues increased 1.1 percent.

Gross margin for the second quarter of 2023 was 28.9 percent, down 120 basis points from the second quarter of 2022. The compression mainly related to business mix: (i) higher mix of revenues from the Federal Government Segment, which have a lower gross margin than commercial revenues, and (ii) within the Commercial Segment, a lower mix of revenues from the creative digital marketing and permanent placement divisions, which have higher gross margins.

Selling, general and administrative (“SG&A”) expenses were $210.5 million (18.6 percent of revenues), compared with $220.4 million (19.3 percent of revenues) from the second quarter of 2022. This improvement related to effective expense management and lower incentive compensation expense. SG&A expenses included $1.1 million in acquisition, integration and strategic planning expenses which were not included in the Company's previously-announced guidance estimates.

Net income was $60.1 million ($1.22 per diluted share), compared with $72.5 million ($1.41 per diluted share) from the second quarter of 2022.

Adjusted EBITDA (a non-GAAP measure) was $135.2 million, or 12.0 percent of revenues ("Adjusted EBITDA margin", a non-GAAP measure). The year-over-year compression of 60 basis points was mainly related to changes in business mix.

Capital Resources and Capital Allocation

At June 30, 2023, the Company had:
•Cash and cash equivalents of $93.8 million
•Full availability under its $460.0 million Senior Secured Revolving Credit Facility (due November 2024)
•Senior Secured Debt of $490.8 million on (term B loan facility due 2025)
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

During the quarter, the Company repurchased 836,257 shares of its common stock for $57.6 million at an average price of $68.95 per share.

Leverage Ratio was 1.92 to 1 at June 30, 2023.

Third Quarter 2023 Financial Estimates

The Company's financial estimates for the third quarter of 2023, which are set forth below, are based on current operating trends and assume no significant deterioration in the markets ASGN serves. These estimates do not include any acquisition, integration or strategic planning expenses. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$1,100.0	$1,120.0
SG&A expenses(1)	203.4	205.9
Amortization of intangible assets	17.9	17.9
Net income	56.4	60.4

Earnings per share - Diluted:	$1.16	$1.24
Diluted shares outstanding	48.8	48.8
Gross margin	28.7%	28.9%
Effective tax rate(2)	28.0%	28.0%

Non-GAAP Financial Measures:
Adjusted EBITDA	$130.0	$135.5
Adjusted Net Income(3)	$73.7	$77.7
Adjusted Net Income per diluted share(3)	$1.51	$1.59
Adjusted EBITDA Margin	11.8%	12.1%
___________
(1) Includes non-cash expenses totaling $17.3 million, comprised of: (i) $11.3 million in stock-based compensation and (ii) $6.0 million in depreciation.
(2) Estimated effective tax rate before any excess tax benefits related to stock-based compensation.
(3) Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $8.5 million each quarter, or $0.17 per diluted share, and represent the benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks.

The financial estimates above are based on an estimate of “Billable Days”, which are Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather. There are 62.5 Billable Days in the third quarter of 2023, which is 1.5 fewer days than the year ago period and 0.75 of a day less than Q2 2023. The financial estimates also include estimated revenues of $25.2 million from the Iron Vine acquisition.

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the second quarter of 2023 and to provide third quarter estimates. The dial-in number is 877-407-0792 (+1-201-689-8263 for callers outside the United States), and the conference ID number is 13739307. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.asgn.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until August 9, 2023. The access number for the replay is 844-512-2921 (+1-412-317-6671 for callers outside the United States) and the conference ID number is 13739307.

About ASGN Incorporated

ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and solutions, including technology and creative digital marketing, across the commercial and government sectors. ASGN helps corporate enterprises and government organizations develop, implement and operate critical IT and business solutions through its integrated offering of professional staffing and IT consulting. For more information, please visit asgn.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue, expense and profit estimates outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train and retain qualified staffing consultants, the availability of qualified contract professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of acquisitions and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on February 27, 2023. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
Results of Operations:
Revenues	$1,130.9	$1,141.8	$1,128.8	$2,259.7	$2,232.8
Costs of services	804.6	797.8	802.4	1,607.0	1,562.2
Gross profit	326.3	344.0	326.4	652.7	670.6
Selling, general and administrative expenses	210.5	220.4	224.1	434.6	432.5
Amortization of intangible assets	17.9	13.5	18.1	36.0	27.4
Operating income	97.9	110.1	84.2	182.1	210.7
Interest expense	(15.8)	(10.1)	(15.4)	(31.2)	(19.4)
Income before income taxes	82.1	100.0	68.8	150.9	191.3
Provision for income taxes	22.0	27.4	19.3	41.3	51.1
Income from continuing operations	60.1	72.6	49.5	109.6	140.2
Loss from discontinued operations, net of income taxes	—	(0.1)	—	—	(0.9)
Net income	$60.1	$72.5	$49.5	$109.6	$139.3

Basic earnings per common share:
Continuing operations	$1.23	$1.42	$1.00	$2.23	$2.73
Discontinued operations	—	—	—	—	(0.01)
Net income	$1.23	$1.42	$1.00	$2.23	$2.72

Diluted earnings per common share:
Continuing operations	$1.22	$1.41	$0.99	$2.21	$2.70
Discontinued operations	—	—	—	—	(0.01)
Net income	$1.22	$1.41	$0.99	$2.21	$2.69

Number of shares and share equivalents used to calculate earnings per share:
Basic	49.0	51.0	49.3	49.1	51.3
Diluted	49.2	51.6	49.8	49.5	52.0

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$112.5	$88.4	$80.5	$193.0	$144.4
Cash provided by (used in) investing activities	(11.2)	(6.3)	(12.3)	(23.5)	(6.1)
Cash used in financing activities	(72.6)	(93.7)	(73.4)	(146.0)	(177.1)

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$112.5	$88.4	$80.5	$193.0	$144.4
Capital expenditures	(11.2)	(8.8)	(11.7)	(22.9)	(18.4)
Free Cash Flow (non-GAAP measure)	$101.3	$79.6	$68.8	$170.1	$126.0

	June 30,	December 31,
	2023	2022
Summary Balance Sheet Data:
Cash and cash equivalents	$93.8	$70.3
Working capital	555.7	539.2
Goodwill and intangible assets, net	2,427.5	2,461.6
Total assets	3,561.3	3,585.7
Long-term debt	1,035.7	1,066.6
Total liabilities	1,634.7	1,684.4
Total stockholders’ equity	1,926.6	1,901.3

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
Net income	$60.1	$72.5	$49.5	$109.6	$139.3
Loss from discontinued operations, net of tax	—	(0.1)	—	—	(0.9)
Income from continuing operations	60.1	72.6	49.5	109.6	140.2
Interest expense	15.8	10.1	15.4	31.2	19.4
Provision for income taxes	22.0	27.4	19.3	41.3	51.1
Depreciation	7.0	6.1	6.8	13.8	12.3
Amortization of intangible assets	17.9	13.5	18.1	36.0	27.4
EBITDA (non-GAAP measure)	122.8	129.7	109.1	231.9	250.4
Stock-based compensation	11.3	11.2	12.1	23.4	24.0
Acquisition, integration and strategic planning expenses	1.1	3.1	2.3	3.4	4.4
Adjusted EBITDA (non-GAAP measure)	$135.2	$144.0	$123.5	$258.7	$278.8

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
Net income	$60.1	$72.5	$49.5	$109.6	$139.3
Loss from discontinued operations, net of tax	—	(0.1)	—	—	(0.9)
Income from continuing operations	60.1	72.6	49.5	109.6	140.2
Acquisition, integration and strategic planning expenses	1.1	3.1	2.3	3.4	4.4
Tax effect on adjustments	(0.3)	(0.8)	(0.6)	(0.9)	(1.1)
Non-GAAP net income	60.9	74.9	51.2	112.1	143.5
Amortization of intangible assets	17.9	13.5	18.1	36.0	27.4
Other	(0.6)	(0.4)	(0.6)	(1.2)	(0.8)
Adjusted Net Income (non-GAAP measure)(1)	$78.2	$88.0	$68.7	$146.9	$170.1

Per diluted share:
Net income	$1.22	$1.41	$0.99	$2.21	$2.68
Adjustments	0.37	0.30	0.39	0.76	0.59
Adjusted Net Income (non-GAAP measure)(1)	$1.59	$1.71	$1.38	$2.97	$3.27

Common shares and share equivalents (diluted)	49.2	51.6	49.8	49.5	52.0
_________
(1)    Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets,” which currently total approximately $8.5 million per quarter (approximately $0.17 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

FINANCIAL ESTIMATES FOR THE THIRD QUARTER OF 2023
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$56.4	$60.4
Interest expense	16.0	16.0
Provision for income taxes	22.0	23.5
Depreciation expense(2)	6.4	6.4
Amortization of intangible assets	17.9	17.9
EBITDA (non-GAAP measure)	118.7	124.2
Stock-based compensation	11.3	11.3
Adjusted EBITDA (non-GAAP measure)	$130.0	$135.5

	Low	High
Net income(1)	$56.4	$60.4
Amortization of intangible assets	17.9	17.9
Other	(0.6)	(0.6)
Adjusted Net Income (non-GAAP measure)(3)	$73.7	$77.7

Per diluted share:
Net income	$1.16	$1.24
Adjustments	0.35	0.35
Adjusted Net Income (non-GAAP measure)(3)	$1.51	$1.59

Common shares and share equivalents (diluted)	48.8	48.8
_______
(1)Does not include acquisition, integration and strategic planning expenses, or excess tax benefits related to stock-based compensation. Also does not include discontinued operations.
(2)Comprised of (i) $6.0 million of depreciation included in SG&A expenses and (ii) $0.4 million of depreciation included in costs of services.
(3)Does not include the "Cash Tax Savings on Indefinite-lived Intangible Assets". These savings total $8.5 million per quarter ($0.17 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management uses these non-GAAP measures (EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, Leverage Ratio and Revenues on a same Billable Days basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of the Company's acquisitions. The calculation of Adjusted Net Income is presented in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

Leverage Ratio is the ratio of the Company's total debt to trailing-twelve-months (“TTM”) Adjusted EBITDA, further adjusted for the inclusion of estimated performance from acquisitions made in the TTM period as if those acquisitions had occurred at the beginning of that period.

Commercial consulting bookings are defined as the value of new contracts entered into during a specified period, including adjustments for the effects of changes in contract scope and contract terminations.

Federal Government Segment new contract awards are defined as the estimated amount of future revenues to be recognized under contracts awarded during a specified period, including adjustments to estimates for contracts awarded in previous periods.

The book-to-bill ratio for the Federal Government Segment is the ratio of New Contract Awards to revenues for a specified period.

Revenues calculated on a Same Billable Days basis provide more comparable information by removing the effect of differences in the number of billable days on a year-over-year basis. Revenues on a Same Billable Days basis are adjusted for the following items: differences in billable days during the period by taking the current-period average revenue per billable day, multiplied by the number of billable days from the same period in the prior year; Billable Days are business days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather.

Contact:

Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@asgn.com